Exhibit 23.1
Consent of Independent Registered Public Accounting Firm
We consent to the use of our report dated February 21, 2023, with respect to the consolidated financial statements of Aurora Innovation, Inc., incorporated herein by reference, and to the reference to our firm under the heading “Experts” in the prospectus.
/s/ KPMG LLP
Santa Clara, California
July 21, 2023